UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): November 22, 2011

iVoice, Inc.
(Exact name of registrant as specified in its chapter)

New Jersey	000-29341	51-0471976
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ	07747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On November 8, 2011, iVoice and Hydra entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Agreement”) that superseded the previously executed Agreement and Plan of Merger.  Pursuant to the terms of the Amended Agreement Hydra, will merger into a wholly owned subsidiary of iVoice, iVoice Innovations, Inc.

In exchange for the common stock of Hydra, the sole shareholder of Hydra, American Security Resources Corporation (“ASRC”) will receive 1 million shares of iVoice Series A Preferred Stock (the “Preferred Stock”) with each share of Preferred Stock convertible into 153.5 shares of iVoice Class A Common Stock.  However, the Preferred Stock will have no voting rights.  Pursuant to the Amended Agreement, the Preferred Stock will not be delivered to ASRC until the following conditions are met:  (i) Delivery by Hydra the audited financial statements of Hydra for the fiscal year ended December 31, 2010 and certain other conditions set forth on Exhibit C of the Amended Agreement.

On November 22, 2011, iVoice, Hydra and iVoice Innovations, Inc., a wholly owned subsidiary of iVoice, entered into Amendment No. 1 to the Amended Agreement (“Amendment No. 1”).  Pursuant to Amendment No. 1, the Amended Agreement was revised under the various terms:

1.	iVoice Innovations, Inc., a New Jersey corporation, (“iVoice Innovations”) was added as a party to the Amended Agreement.
2.	Exhibit C referred to in Section 12 of the Amended Agreement shall hereinafter be referred to as Exhibit D. Exhibit C is attached hereto.

3.
Section 6(b) was added to the Amended Agreement that specified the deliverables by iVoice and iVoice Innovations to Hydra upon the Closing of the contemplated transaction.  This section was originally omitted from the document.

The foregoing description of the Amended Agreement, Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K dated November 8, 2011 and the Amendment No. 1 which is filed as Exhibit 10.1 to this Current Report on Form 8-K dated November 22, 2011, and both filings being incorporated herein by reference.

Section 2 - Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets.

On November 30, 2011, the transaction contemplated under the Amended and Restated Agreement and Plan of Merger, as amended, by and among iVoice, iVoice Innovations and Hydra and referenced in Item 1.01 above, closed whereby Hydra merged into iVoice Innovations, a wholly owned subsidiary of iVoice.  The details of the transaction are disclosed in Item 1.01 above.

Disclosure of the transaction discussed in Item 2.01 is made voluntarily and the Registrant does not believe that this transaction is an acquisition deemed to involve a significant amount of assets as defined in the Instructions to Item 2.01 of Form 8-K and therefore does not require disclosure.

Item 9.01    Financial Statements and Exhibits.

    (a) Financial statements of businesses acquired.  Disclosure of the transaction discussed in Item 2.01 is made voluntarily and the Registrant does not believe that this transaction is an acquisition deemed to involve a significant amount of assets as defined in the Instructions to Item 2.01 of Form 8-K and therefore does not require disclosure.

    (d)  Exhibits

10.1	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger by and between iVoice, Inc. and Hydra Fuel Cell Corporation dated November 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVoice, Inc.

Date: December 6, 2011	By:	/s/ Jerome R. Mahoney
Jerome R. Mahoney
President, Secretary and Chief Executive Officer

INDEX OF EXHIBITS

10.1	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger by and between iVoice, Inc. and Hydra Fuel Cell Corporation dated November 22, 2011.